Exhibit 4.70(b)

SCHEDULES

These Schedules are made and delivered pursuant to that certain Purchase and Sale Agreement (the “Agreement”), dated November 12, 2013 by and among Aegean Marine Petroleum Network Inc., a corporation organized under the Laws of the Republic of the Marshall Islands, Aegean Bunkering (USA) LLC, a limited liability company organized under the Laws of the State of Delaware (“Purchaser”), and Hess Corporation, a corporation organized under the Laws of the State of Delaware (“Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Any matters disclosed pursuant to any Schedule included herein shall be deemed disclosed for purposes of any other Schedule to the extent the applicability of the disclosure to such other Schedule is reasonably apparent on the face of such disclosure. Accordingly, any captions, numbering or references herein to sections of the Agreement are for convenience only and, except as otherwise discussed above or unless the Agreement provides otherwise, do not in any way limit, and shall not be regarded as limiting, the disclosure concerning such numbered or referred to sections of the Agreement.

Each reference to a contract, list, instrument or other matter listed in these Schedules shall be deemed to incorporate herein such referenced item and the terms thereof. Where any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in these Schedules does not constitute a determination by Seller that any such matter is material. The disclosure of any matter listed in these Schedules is not intended, and shall not be construed, as an admission of liability or to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Person shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy as to whether any obligation, item or matter not described herein or included in these Schedules is or is not material.

Schedule 1: Assumed Contracts

1.	Marine Fuels Term Contract (Vessel to Vessel or Terminal Port to Vessel), dated as of July 1, 2012, between Seller and Royal Caribbean Cruises Ltd.

2.	Marine Fuels Term Contract (Vessel to Vessel or Terminal Port to Vessel), dated as of September 7, 2012, between Seller and Carnival Corporation and Carnival plc

3.	Storage Agreement, dated as of June 28, 2010, between Seller and Sunoco, Inc. (R&M) (subsequently assigned to Philadelphia Energy Solutions Refining and Marketing LLC)

4.	Storage and Discharge Agreement, dated as of December 14, 2011, between Seller and Vane Line Bunkering, Inc.

5.	Storage and Discharge Agreement, dated as of April 23, 2013, between Seller and Vane Line Bunkering, Inc.

6.
Charter, dated as of November 15, 2005, between Seller and Moran Tank Barge Company, a division of Moran Towing and Transportation, Inc. (as amended pursuant to the Agreement and First Amendment, dated January 9, 2013, and extended pursuant to the email agreement dated June 4, 2013

Schedule 2: Business Employees

	Name	Title

1.	Salvatore Drago	Director Fuels & Bunker Marketing
2.	Chris Roberts	Marketing Manager
3.	Esteban Munoz Hakspiel	Cargo Operations
4.	Frank Flizack	Bunker Operations
5.	Christine Marzullo	Sales Associate

Schedule 3: Terminals

	Terminal	Location

1.	Baltimore	Baltimore, Maryland
2.	Bayonne	Bayonne, New Jersey
3.	Pennsauken	Pennsauken, New Jersey
4.	Brooklyn	Brooklyn, New York
5.	Charleston	Charleston, South Carolina
6.	Chesapeake	Chesapeake, Virginia

Schedule 4:  Knowledge of Seller

1.           Darius Sweet

2.           John  Fitzgerald

3.           Salvatore Drago

4.           Frank Flizack

Schedule 5: Consents and Approvals

1.	Storage Agreement, dated as of June 28, 2010, between Seller and Sunoco, Inc. (R&M)

2.	Storage and Discharge Agreement, dated as of December 14, 2011, between Seller and Vane Line Bunkering, Inc.

3.	Storage and Discharge Agreement, dated as of April 23, 2013, between Seller and Vane Line Bunkering, Inc.

4.
Charter, dated as of November 15, 2005, between Seller and Moran Tank Barge Company, a division of Moran Towing and Transportation, Inc. (as amended pursuant to the Agreement and First Amendment, dated January 9, 2013, and extended pursuant to the email agreement dated June 4, 2013

Schedule 6: Employee Benefit Plans

1.	Hess Corporation Employees’ Pension Plan

2.	Hess Corporation Employees’ Savings Plan

3.	Hess Corporation Pension Restoration Plan (effective January 1, 2005)

4.	Hess Corporation 409A Deferred Compensation Plan (effective January 1, 2005)

5.	Hess Corporation Health and Welfare Plan for Non-Hourly Employees, including

6.	Sickness and Injury Pay Plan (effective January 1, 2013)

7.	The Cash Bonus Plan (effective January 1, 2013)

8.	Hess Corporation 2008 Long-Term Incentive Plan (and the restricted stock award agreements and performance shares aware agreements thereunder)

9.	Education Assistance Policy (effective January 1, 2013)

10.	Employee Referral Award (effective January 3, 2012)

11.	Recognition Awards (effective January 1, 2013)

12.	Service Recognition Program (November 8, 2006)

13.	Hess Corporation Severance Pay Plan

14.	Hess Corporation Enhanced Severance Program

15.	Paid vacation, paid holidays, paid bereavement leave, paid jury duty and witness leave (each effective January 1, 2013)

Schedule 7: Business Employee Information

Business Employee Name	Base Salary	Years of Service	Vacation in Weeks	Vacation Days Unused (as of Nov 1, 2013)	Monthly Accrual	Vacation Days Owed (as of Nov 30, 2013)
Salvatore Drago	$275,000.00	8.8	5	8	2.083	6
Christopher Roberts	$165,000.00	13.8	5	9	2.083	7
Esteban Munoz Hakspiel	$141,500.00	6.1	4	4	1.67	2
Frank Flizack	$70,000.00	0.9	3	15	1.25	14
Christine Marzullo	$94,000.00	39.2	5	12	2.083	10

Description of Seller’s Vacation Policies in respect of Accrued Vacation Entitlements:

See attached.

HUMAN RESOURCES POLICY

Policy:	Vacation	Effective Date:	01/03/2012
Section:	Leaves/Holidays/Vacation	Supersedes:	11/03/2009
Scope:	All U.S. Employees except those covered by collective bargaining agreements and Retail hourly	For further Information contact:	Human Resources

Purpose

Vacation time is important to the overall well being of employees and their families. It is also part of each employee's total compensation package.

Vacation Allowance

Employees:

Starting work on or before March 15 each year may take full vacation allowance.

Starting work after March 15 will receive a pro-rated vacation allowance calculated by dividing the number of full months remaining in the year by 12 and multiplying the resulting fraction by vacation eligibility.

Employees in Hourly Positions:

Years of credited service	Weeks of vacation
1 through 4	2
5 through 9	3
10 through 19	4
20 and over	5

Hourly employees in E&P receive three weeks vacation in the first through ninth year of credited service.

Employees in Exempt & Salaried Non-Exempt Positions:

Years of credited service	Weeks of vacation
1 through 9	3
10 through 19	4
20 and over	5

Vacation allowance for employees in exempt positions only is credited based on length of relevant professional experience and continuous service. The allowance is based on the number of full years credited for relevant professional experience and/or company continuous services as of the anniversary date in the current year. The determination of relevant professional experience will be made by the Company at the time of employment.

Hess Corporation Human Resources policies are subject to modification or revision in part or in their entirety to reflect changes in conditions subsequent to the effective date of the policy. Modifications or revisions will be made as soon as administratively feasible but will not delay the impact of any such changes.

HUMAN RESOURCES POLICY

Vacation allowance for employees on jury duty, receiving sickness and injury pay, or on leave of absence is defined in policies governing each of these circumstances.

Vacation Scheduling

Employee submits vacation schedule in advance for the year to their Supervisor or Manager

Department managers approve vacation requests, considering both employee preferences and operating needs

Exempt employees may not take vacation in partial days

Holidays falling within vacation schedules are treated as holiday benefits, not vacation

If work requires, up to one week of unused vacation time may be carried forward from one calendar year to the next with written approval from the delegated senior officer

Payroll must be notified in writing of each approved carryover before December 31 each year

Unused vacation that is not postponed as stated above is forfeited

Department managers must track all vacation days for executive and exempt employees

Compensation

Vacation pay is based on regular straight time base pay. Overtime, incentive bonuses, shift differentials and other premium pay is not included.

When an employee ends employment, vacation payment rules vary with conditions:

Six months continuous service qualifies an employee for vacation allowance

Employees resigning or who are terminated involuntarily are paid a vacation allowance for accrued, unused vacation time based on the number of years services

Accrued vacation allowance is calculated by dividing the number of full months worked since the beginning of the year by 12 and multiplying the resulting fraction by vacation eligibility.

The vacation allowance will be equal to the accrued vacation less vacation used.

If an employee has taken more vacation than accrued allowance when employment ends; the overpaid amount is deducted from final pay.

The termination date for employees resigning while on vacation is the last day worked

Hess Corporation Human Resources policies are subject to modification or revision in part or in their entirety to reflect changes in conditions subsequent to the effective date of the policy. Modifications or revisions will be made as soon as administratively feasible but will not delay the impact of any such changes.

HUMAN RESOURCES POLICY

Unused vacation payments to terminating employees do not extend their service time beyond the last day worked

The vacation allowance for employees who die or retire is equal to the number of days eligible as of employee's current year anniversary date less any vacation already taken. There is no pro-ration of vacation allowance.

Related Policies, Procedures and/or Forms

None

Hess Corporation Human Resources policies are subject to modification or revision in part or in their entirety to reflect changes in conditions subsequent to the effective date of the policy. Modifications or revisions will be made as soon as administratively feasible but will not delay the impact of any such changes.

Schedule 8: Hess Corporation 2010-2012 Bunker Sales, Margin

See attached.

Hess Corporation

2010 - 2012 Bunker Sales, Margins

		2010		2011		2012
		$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM
		(A)	(B)	(C)	(D)	(E)	(F)
	Base Case
1	Memo: Sales (MB/D)		34.9		38.4		33.7
2	Memo: # of Customers		268		252		255

3	Revenue	$76.34	$972.4	$103.36	$1,448.7	$108.38	$1,3336.8
4	Cost of Sales	(74.59)	(950.1)	(101.10)	(1,417.0)	(105.95)	(1,306.8)
5	Gross Margin	1.75	22.3	2.26	31.7	2.43	30.0
6	Terminaling (storage/bbl sold)	(0.74)	(9.4)	(0.58)	(8.1)	(0.83)	(10.2)
7	Net of Terminaling	$1.01	12.9	$1.68	23.6	$1.60	19.8

	Allocated Costs
8	Bunker Admin & other ST&T costs		(1.9)		(1.8)		(3.3)
9	Finance, Risk, IT		(0.7)		(0.6)		(0.6)
10	Pre Tax Income		10.3		21.2		15.9
11	After Tax		$6.4		$13.2		$9.7

2010 Bunker Sales, Margins

		Charleston		Chesapeake		Baltimore		Philadelphia Harbor		NY Harbor		Pt. Reading		Total Bunkers
		$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)	(N)
	Base Case
1	Memo: Sales (MB/D)		1.8		3.1		4.4		11.3		13.7		0.6		34.9
2	# of Customers		39		91		86		137		124		13		268

3	Revenue	$74.12	$48.7	$73.97	$83.7	$75.65	$121.5	$74.85	$308.7	$77.71	$388.6	$96.80	$21.2	$76.34	972.4
4	Cost of Sales	(73.10)	(48.0)	(71.75)	(81.2)	(72.77)	(116.9)	(73.20)	(301.9)	(76.25)	(381.3)	(94.97)	(20.8)	(74.59)	(950.1)
5	Gross Margin	1.02	0.7	2.22	2.5	2.88	4.6	1.65	6.8	1.46	7.3	1.83	0.4	1.75	22.3
6	Terminaling (storage / bbl sold)	(0.46)	(0.3)	(0.44)	(0.5)	(1.06)	(1.7)	(0.92)	(3.8)	(0.60)	(3.0)	(0.46)	(0.1)	(0.74)	(9.4)
7	Net of Terminaling	$0.56	0.4	$1.78	2.0	$1.82	2.9	$0.73	3.0	$0.86	4.3	$1.37	0.3	$1.01	12.9

	Allocated Costs
	Bunker Admin & other
8	ST&T Costs		(0.1)		(0.2)		(0.2)		(0.6)		(0.7)		(0.1)		(1.9)
9	Finance, Risk, IT		(0.1)		(0.1)		(0.1)		(0.1)		(0.2)		(0.1)		(0.7)

10	Pre Tax Income		0.2		1.7		2.6		2.3		3.4		0.1		10.3
11	After Tax		$0.1		$1.1		$1.6		$1.4		$2.1		$0.1		$6.4

14

2011 Bunker Sales, Margins

		Charleston		Chesapeake		Baltimore		Philadelphia Harbor		NY Harbor		Pt. Reading		Total Bunkers
		$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)	(N)
	Base Case
1	Memo: Sales (MB/D)		1.5		3.4		4.1		11.7		16.6		1.1		38.4
2	# of Customers		38		78		85		124		129		13		252

3	Revenue	$101.92	$55.8	$99.92	$124.0	$103.91	$155.5	$101.16	$432.0	$104.06	$630.5	$126.77	$50.9	$103.36	1,448.7
4	Cost of Sales	(97.30)	(53.3)	(97.56)	(121.1)	(100.84)	(150.9)	(98.79)	(421.9)	(102.38)	(620.3)	(123.28)	(49.5)	(101.10)	(1,417.0)
5	Gross Margin	4.62	2.5	2.36	2.9	3.07	4.6	2.37	10.1	1.68	10.2	3.49	1.4	2.26	31.7
6	Terminaling (storage / bbl sold)	(0.55)	(0.3)	(0.40)	(0.5)	(0.80)	(1.2)	(0.70)	(3.0)	(0.48)	(2.9)	(0.50)	(0.2)	(0.58)	(8.1)
7	Net of Terminaling	$4.07	2.2	$1.96	2.4	$2.27	3.4	$1.67	7.1	$1.20	7.3	$2.99	1.2	$1.68	23.6

	Allocated Costs
	Bunker Admin & other
8	ST&T Costs		(0.1)		(0.2)		(0.2)		(0.5)		(0.7)		(0.1)		(1.8)
9	Finance, Risk, IT		(0.1)		(0.1)		(0.1)		(0.1)		(0.1)		(0.1)		(0.6)

10	Pre Tax Income		2.0		2.1		3.1		6.5		6.5		1.0		21.2
11	After Tax		$1.3		$1.3		$1.9		$4.1		$4.1		$0.6		$13.3

2012 Bunker Sales, Margins

		Charleston		Chesapeake		Baltimore		Philadelphia Harbor		NY Harbor		Pt. Reading		Total Bunkers
		$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM	$ / bbl	$MM
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)	(N)
	Base Case
1	Memo: Sales (MB/D)		1.1		3.1		3.3		10.0		15.2		1.0		33.7
2	# of Customers		37		83		87		146		133		22		255

3	Revenue	$106.06	$42.7	$107.44	$121.9	$108.30	$130.8	$108.39	$396.7	$107.24	$596.6	$131.42	$48.1	$108.38	1,336.8
4	Cost of Sales	(104.07)	(41.9)	(104.71)	(118.8)	(103.83)	(125.4)	(106.09)	(388.3)	(105.28)	(585.7)	(127.59)	(46.7)	(105.95)	(1,306.8)
4	Gross Margin	1.99	0.8	2.73	3.1	4.47	5.4	2.30	8.4	1.96	10.9	3.83	1.4	2.43	30.0
6	Terminaling (storage / bbl sold)	(0.75)	(0.3)	(0.44)	(0.5)	(0.99)	(1.2)	(0.96)	(3.5)	(0.81)	(4.5)	(0.55)	(0.2)	(0.83)	(10.2)
7	Net of Terminaling	$1.24	0.5	$2.29	2.6	$3.48	4.2	$1.34	4.9	$1.15	6.4	$3.28	1.2	$1.60	19.8

	Allocated Costs
	Bunker Admin & other
8	ST&T Costs		(0.1)		(0.3)		(0.3)		(1.0)		(1.5)		(0.1)		(3.3)
9	Finance, Risk, IT		(0.1)		(0.1)		(0.1)		(0.1)		(0.1)		(0.1)		(0.6)

10	Pre Tax Income		0.3		2.2		3.8		3.8		4.8		1.0		15.9
11	After Tax		$0.2		$1.3		$2.3		$2.4		$2.9		$0.6		$9.7

Schedule 9: Permits

None.

Schedule 10: Conduct of Seller and the Terminal Business Pending the Closing Date

None.